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[PRICE WATERHOUSE LLP LETTERHEAD]


                                                                EXHIBIT 15



April 23, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We are aware that Rouge Steel Company has incorporated by reference our report dated April 18, 1997 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 (Registration No. 333-16183) amended as of February 11, 1997 and in its Registration Statements on Form S-8 (No. 33-88518 and 33-88520). We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,

Price Waterhouse LLP
Price Waterhouse LLP